Exhibit 10.37
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement (this “Agreement”) is made as of the      day of       2008 by and between JO-ANN STORES, INC., an Ohio corporation (the “Company”), and       (the “Indemnitee”), a director of the Company.
RECITALS
          A. The Indemnitee is presently serving as a director of the Company, and the Company desires the Indemnitee to continue in that capacity. The Indemnitee is willing, subject to certain conditions (including, without limitation, the execution and performance of this Agreement by the Company), to continue in that capacity.
          B. The Company and Indemnitee are each aware of the exposure to litigation of officers, directors, employees, agents and representatives of the Company as such persons exercise their duties to the Company.
          C. In addition to the indemnification to which the Indemnitee is entitled under the Amended and Restated Code of Regulations of the Company (as such may be amended from time to time in the future) (the “Regulations”) or otherwise, the Company has obtained, at its sole expense, insurance protecting the Company and its directors and officers including the Indemnitee against certain losses arising out of actual or threatened actions, suits, or proceedings to which such persons may be made or threatened to be made parties. However, as a result of circumstances having no relation to, and beyond the control of, the Company and the Indemnitee, there can be no assurance that the Company will continue to be able to obtain appropriate directors and officers’ liability insurance on an economically acceptable basis.
          Accordingly, and in order to induce the Indemnitee to continue to serve in his or her present capacity, and in consideration of the foregoing premises and mutual covenants contained herein, the Company and the Indemnitee agree as follows:
1.	Continued Service. The Indemnitee shall continue to serve as a director of the Company so long as he or she is duly elected and qualified in accordance with the Regulations or until he or she resigns in writing in accordance with applicable law.

2.	Initial Indemnity.
(a)	The Company shall indemnify the Indemnitee to the greatest extent permitted by Ohio law, including but not limited to the provisions of the Ohio Revised Code (“ORC”) and the Regulations as such may be amended from time to time, if or when he or she is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, non-profit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including, without limitation, fees and expenses of attorneys and/or others; all such costs, charges and expenses being herein jointly referred to as “Expenses”), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. In addition, with respect to any criminal action or proceeding, indemnification hereunder shall be made only if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

(b)	The Company shall indemnify the Indemnitee to the greatest extent permitted by Ohio law, including but not limited to the provisions of the ORC and the Regulations as such may be amended from time to time, if or when he or she is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise, against any and all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement thereof or any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company (unless a court of competent jurisdiction determines that the Indemnitee nonetheless, in view of all the circumstances of the case, is fairly and reasonably entitled to indemnity to the extent deemed proper by such court), except that no indemnification pursuant to this Section 2(b) shall be made in respect of any action or suit in which the only liability asserted against the Indemnitee is pursuant to Section 1701.95 of the ORC.

(c)	Any indemnification under Section 2(a) or 2(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2(a) or 2(b). Such authorization shall be made (i) by the directors of the Company (the “Board”) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with such action, suit, or proceeding, or (ii) if such a quorum of disinterested directors is not obtainable or if a majority of such quorum so directs, in a written opinion by independent legal counsel (designated for such purpose by the Board) (the “Independent Counsel”) which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified, within the five years preceding such determination, or (iii) by the shareholders of the Company (the “Shareholders”), or (iv) by the court in which such action, suit, or proceeding was brought; except that, if a Change of Control has occurred after the act or failure to act by the Indemnitee which is the subject of the determination and before the authorization of the indemnification, such authorization shall be made by Independent Counsel selected by the Indemnitee. If the determination of entitlement is to be made by Independent Counsel selected by the Board, the Company shall promptly give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If the determination of entitlement is to be made by Independent Counsel selected by the Indemnitee, the Indemnitee shall promptly give written notice to the Company advising it of the identity of the Independent Counsel so selected. The Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Section of the Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has ruled against such objection. If, within 30 days after submission by Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected or an Independent Counsel shall have been selected but an objection thereto shall have been properly made and remained unresolved, either the Company or Indemnitee may petition the Summit County Court of Common Pleas of the State of Ohio or other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel for purposes of this Agreement. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with his or her duties pursuant to this Agreement. A “Change of Control” will be deemed to occur if a majority of the members of the Board at the time the authorization is made were not either (i) members of the Board at the time of the act or failure to act by the Indemnitee which is the subject of the determination or (ii) nominated for election or appointed as directors by the vote of a majority of such members.

(d)	To the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

(e)	Expenses actually and reasonably incurred by the Indemnitee in defending any such action, suit, or proceeding shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, or proceeding under the procedure set forth in Section 4(b).

(f)	For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; and references to the singular shall include the plural and vice versa.

(g)	No amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles”) or the Regulations shall deny, diminish, or encumber the Indemnitee’s rights to indemnity pursuant to this Agreement, except to the extent that such amendment is required by law to be given effect. No amendment to the Articles or the Regulations shall deny, diminish, or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC, or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the Shareholders, except to the extent that such amendment is required by law to be given effect. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish, or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC, or any such other law, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof.
3.	Additional Indemnification.
(a)	Pursuant to ORC Section 1701.13(E)(6), without limiting any right which the Indemnitee may have pursuant to Section 2 hereof or any other provision of this Agreement or the Articles, the Regulations, the ORC, any policy of insurance, or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this Section 3, the Company shall indemnify the Indemnitee against any amount which he or she is or becomes obligated to pay relating to or arising out of any claim (including any pending, threatened or completed action, suit or proceeding to which he or she is or is threatened to be made a party) made against him because of any action alleged to have been taken or omitted to be taken, including any actual or alleged error, misstatement, or misleading statement, which he or she commits, suffers, permits, or acquiesces in while acting in his or her capacity as a director, officer, employee or agent of the Company or while serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, non-profit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise. The payments which the Company is obligated to make pursuant to this Section 3 shall include, without limitation, judgments, fines, and amounts paid in settlement and any and all Expenses actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 3 to make any payment in connection with any claim against the Indemnitee:
(i)	to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying which results from a final, nonappealable order; or

(ii)	to the extent based upon or attributable to the Indemnitee having actually realized a personal gain or profit to which he or she was not legally entitled, including, without limitation, profit from the purchase and sale by the Indemnitee of equity securities of the Company which is recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, or profit arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, or Rule 10b-5 promulgated thereunder.
(b)	A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 3 shall be made in accordance with Section 4(a).

(c)	Expenses incurred by the Indemnitee in defending any claim to which this Section 3 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 4(b).
4.	Certain Procedures Relating to Indemnification.
(a)	For purposes of pursuing his or her rights to indemnification under Sections 2 or 3, unless the indemnification is to be authorized by Independent Counsel, the shareholders or a court in accordance with Section 2(c), the Indemnitee shall: (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the “Indemnification Statement”) stating that he or she is entitled to indemnification hereunder; and (ii) present to the Board reasonable evidence of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within 60 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (i) within such 60-calendar-day period the Board shall resolve by vote of a majority of the directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification, (ii) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and (iii) the Indemnitee shall have received within such period notice in writing of such vote, which notice shall disclose with particularity the evidence upon which the vote is based. The foregoing notice shall be sworn to by all persons who participated in the vote and voted to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of any Indemnitee to indemnification under Sections 2 or 3 so long as the Indemnitee follows the prescribed procedure and any determination by the Board that an Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

(b)	For purposes of obtaining payments of Expenses in advance of final disposition pursuant to the Section 2(e) or Section 3(c), the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the “Undertaking”), stating that he or she has reasonably incurred actual Expenses in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 11 hereof. Upon receipt of the Undertaking, the Company shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Company in writing and in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking. The Company shall advance to the Indemnitee all reasonable costs and expenses incurred or to be incurred by the Indemnitee in connection with any action under Section 3(c) within 20 days of receipt by the Company of a written request for such advance.

(c)	Limitation on Indemnity. Notwithstanding anything contained herein to the contrary, the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, or proceeding that was initiated by the Indemnitee unless (i) such action, suit or proceeding was initiated by the Indemnitee to enforce any rights to indemnification arising hereunder, (ii) authorized by another agreement to which the Company is a party whether heretofore or hereafter entered, or (iii) otherwise ordered by the court in which the suit was brought.

(d)	Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, judgments, fines and amounts paid in settlement, but not for all of the total amount thereof, the Company will nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

5.	Notification and Defense of Claims.
(a)	The failure by the Indemnitee to timely notify the Company of any action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred in Section 3 for which Indemnitee seeks or may seek indemnification or advancement of expenses under this Agreement, shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such action, suit, proceeding or claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

(b)	The Company shall be entitled to participate in the defense of any action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3 for which Indemnitee seeks or may seek indemnification or advancement of expenses under this Agreement or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee reasonably believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such action, suit, proceeding or claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular action, suit, proceeding or claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending action, suit, proceeding or claim without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit, proceeding or claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money by persons other than the Indemnitee and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit, proceeding or claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
6.	Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and thereafter for six (6) years following the termination of Indemnitee’s service as a director (but in any event for so long as Indemnitee shall be subject to any pending or possible action, suit, proceeding or claim that gives rise to a right hereunder), the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company either that (a) is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance or (b) the annual premium cost of which is at least $650,000. The Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. All policies of directors’ and officers’ liability insurance obtained by the Company, shall name Indemnitee as an insured and shall provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors most favorably insured by such policy.

7.	Subrogation; Duplication of Payments.
(a)	In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(b)	The Company shall not be liable under this Agreement to make any payment in connection with any claim made against an Indemnitee to the extent that the Indemnitee has actually received payment (under any insurance policy, the Regulations or otherwise) of amounts otherwise payable hereunder.
8.	Shareholder Ratification. The Company may, at its option, propose at any future meeting of Shareholders that this Agreement be ratified by the Shareholders; provided, however, that the Indemnitee’s rights hereunder shall be fully enforceable in accordance with the terms hereof whether or not such ratification is sought or obtained.

9.	Fees and Expenses of Enforcement; Arbitration.
(a)	It is the intent of the Company that the Indemnitee not be required to incur expenses associated with the interpretation, enforcement or defense of his or her rights under this Agreement by litigation or otherwise because such expenses would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or if the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit, or proceeding to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all expenses, including, without limitation, fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 9, unless the court determines that each of the material assertions made by the Indemnitee as a basis for the litigation or other legal action were not made in good faith or were frivolous.

(b)	In lieu of initiating litigation to enforce its rights under this agreement, the Indemnitee may request that the dispute be resolved by means of arbitration. If arbitration is requested, such dispute or controversy shall be submitted by the parties to binding arbitration in the City of Cleveland, State of Ohio, before a single arbitrator agreeable to both parties. If the parties cannot agree on a designated arbitrator within fifteen (15) days after arbitration is requested in writing by either of them, the arbitration shall proceed in the City of Cleveland, State of Ohio, before an arbitrator appointed by the American Arbitration Association. In either case, the arbitration proceeding shall commence promptly under the commercial arbitration rules then in effect of that Association and the arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than an attorney who has, or is associated with a firm having associated with it an attorney which has been retained by or performed services for the Company or Indemnitee at any time during the five (5) years preceding the commencement of arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with such legal action or arbitration provided that Indemnitee shall not be obligated to reimburse the Company unless the arbitrator who resolves the dispute determines the Indemnitee acted in bad faith in bringing such arbitration. The arbitrator’s fees and other arbitration costs shall be borne by the Company, unless the arbitrator determines that the Indemnitee acted in bad faith in bringing such arbitration and an alternative allocation of such fees and expenses is appropriate under the circumstances.
10.	Merger or Consolidation. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company. If the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder and to indemnify the Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation in which he or she would have stood with respect to the Company if its separate existence had continued.

11.	Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent Indemnitee is, by reason of the fact that Indemnitee is or was a director of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, non-profit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise, a witness in any action, suit, proceeding or claim to which Indemnitee is not a party, he or she shall be indemnified against all expenses actually and reasonably incurred by him or on his or her behalf in connection therewith.

12.	Nonexclusively and Severability.
(a)	The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the ORC or any other statute, any insurance policy, agreement, or vote of shareholders or directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after he or she has ceased to be a director, officer, employee, or agent of the Company or other entity for which his or her service gives rise to a right hereunder, and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Indemnitee hereby agrees that the provisions set forth in Sections 4 through 19 of this Agreement also shall apply to any rights of indemnification or advancement of expenses that Indemnitee may have under, and supersede, if necessary, provisions of the same subject matters set forth in, the Articles, the Regulations, the ORC or any other statute, insurance policy, agreement, or vote of shareholders or directors, or otherwise.

(b)	This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors, but otherwise the rights to indemnification provided by this Agreement are personal to the Indemnitee and are non-transferable by Indemnitee, and no party other than the Indemnitee is entitled to indemnification under this Agreement.

(c)	If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, and legal.
13.	Security. To ensure that the Company’s obligations pursuant to this Agreement can be enforced by Indemnitee, the Company may, at its option, establish a trust pursuant to which the Company’s obligations pursuant to this Agreement and other similar agreements can be funded.

14.	Notices. All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: General Counsel) or (b) if to the Indemnitee, to the last known address of Indemnitee as reflected in the Company’s records. Either party may change its address for the delivery of notices or other communications hereunder by providing notice to the other party as provided in this Section 14. All notices shall be effective upon actual delivery by the methods specified in this Section 14.

15.	Prior Agreements. Subject to Section 12, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

16.	Termination. This Agreement may be terminated by either party upon not less than sixty (60) days’ prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations hereunder with respect to Indemnitee’s service as a Company director and activities prior to the effective date of the termination or the Company’s obligation to provide continuing insurance coverage for past service and activities pursuant to Section 6 hereof. In the case of termination by the Company, such termination must be pursuant to a resolution adopted by majority vote of the Board of Directors.

17.	Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof. The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the federal and state courts located in Summit County, Ohio for all purposes in connection with any action, suit, proceeding or claim which arises out of or relates to this Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.

18.	Modification. This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto

19.	Headings; References. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. Unless otherwise expressly provided, references to Sections and Exhibits are to Sections of and Exhibits to this Agreement.

20.	Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all counterparts together will constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

JO-ANN STORES, INC.
By:

Title:

Director

Exhibit 1
INDEMNIFICATION STATEMENT

STATE OF	)
) SS
COUNTY OF	)
I, _______________________, being first duly sworn, do depose and say as follows:
          1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement made as of ____________, 2008 between JO-ANN STORES, INC. (the “Company”), an Ohio corporation, and the undersigned.
          2. I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, “Liabilities”), which have been actually and reasonably incurred by me in connection with a claim referred to in Sections 2 or 3 of the aforesaid Indemnification Agreement.
          3 With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.
          4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of

.
[Signature of Indemnitee]

     Subscribed and sworn to before me, a Notary Public in and for said County and State, this _________ day of ______________ , 2008.
[Seal]
          My commission expires ______________

Exhibit 2
UNDERTAKING

STATE OF	)
) SS
COUNTY OF	)
          I, ____________, being first duly sworn do depose and say as follows:
          1. This Undertaking is submitted pursuant to the Indemnification Agreement made as of _________, 2008 between JO-ANN STORES, INC. (the “Company”), an Ohio corporation, and the undersigned.
          2. I am requesting payment of costs, charges, and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 9 or Section 11 of the aforesaid Indemnification Agreement.
          3. The costs, charges, and expenses for which payment is requested are, in general, all expenses related to: _________.
          4. I hereby undertake to (a) repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.

[Signature of Indemnitee]

     Subscribed and sworn to before me, a Notary Public in and for said County and State, this _________ day of _______________, 2008.
[Seal]
     My commission expires __________________